                                                                    EXHIBIT 99.3


                             PINNACLE HOLDINGS INC.
                             (DEBTOR-IN-POSSESSION)
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)


                                                          JULY 30, 2002
                                                          ==============
                         Assets

Current assets:
    Cash and cash equivalents                               $  16,240
    Accounts receivable, net                                    9,239
    Prepaid expenses and other current assets                   9,784
                                                            ---------
            Total current assets                               35,263

Restricted cash                                                   317
Fixed assets, net                                             883,557
Leasehold interests, net                                       11,645
Assets held for sale                                           11,640
Deferred debt issue costs, net                                 16,175
Other assets                                                   13,484
                                                            ---------
                                                            $ 972,081
                                                            =========

           Liabilities and Stockholders Equity

Current liabilities:
    Accounts payable                                        $   4,769
    Accrued expenses                                           18,416
    Deferred revenue                                            9,444
    Liabilities on assets held for sale                         1,688
    Interest rate swap liability                               11,242
    Current portion of long-term debt                         379,951
                                                            ---------
            Total current liabilities                         425,510
Other liabilities                                               8,979
                                                            ---------
            Total liabilities not subject to compromise       434,489
Liabilities subject to compromise                             496,788
                                                            ---------
            Total liabilities                                 931,277

Commitments and contingencies                                      --

Stockholders equity:
    Common Stock                                                   49
    Additional paid-in capital                                785,681
    Accumulated other comprehensive income loss                (2,182)
    Accumulated deficit                                      (742,744)
                                                            ---------
            Total stockholders equity                          40,804
                                                            ---------
                                                            $ 972,081
                                                            =========
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THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS